As filed with the Securities and Exchange Commission on June 8, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CarParts.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4910 Airport Plaza Dr., Suite 300
Long Beach, California 90815
(424) 702-1455
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David Meniane
Chief Executive Officer
CarParts.com, Inc.
4910 Airport Plaza Dr., Suite 300
Long Beach, California 90815
(424) 702-1455
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David F. Marx
Daniel P. Lyman
Dorsey & Whitney LLP
111 South Main Street, Suite 2100
Salt Lake City, Utah 84111
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholders.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS	DATED JUNE 8, 2026

CarParts.com, Inc.

1,000,000 Shares of Common Stock Offered by the Selling Stockholders
This prospectus relates to the offer and resale by the Selling Stockholders identified in this prospectus (the “Selling Stockholders”) of up to an aggregate of 1,000,000 shares of our common stock, par value $0.001 per share (the “Shares”). The Shares were issued and sold to the Selling Stockholders in a private placement pursuant to a Purchase Agreement dated March 21, 2026 at a purchase price of $8.00 per share for gross proceeds of $8.0 million. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the Shares by the Selling Stockholders.
Sales of the Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may sell Shares from time to time to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Shares, or both.
We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for all broker or similar commissions related to the offer and sale of their Shares. See the section titled “Plan of Distribution” on page 14 for more information about how the Selling Stockholders may sell or dispose of their Shares.
We effected a 1-for-10 reverse stock split on May 26, 2026, pursuant to which every ten shares of our issued and outstanding common stock were converted into one share of common stock (the “Reverse Stock Split”). The Reverse Stock Split had no impact on the par value of our common stock or the authorized number of shares of our common stock. Unless otherwise indicated, all share and per share information in this prospectus has been adjusted to reflect the Reverse Stock Split.
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “PRTS.” On June 5, 2026, the last reported sale price of our common stock was $5.98 per share.
We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 7 of this prospectus and any similar section contained in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 8, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the common stock described in this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before deciding to invest in the Shares being offered by the Selling Stockholders.
We and the Selling Stockholders have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.
Unless otherwise mentioned or unless the context indicates otherwise, all references in this prospectus to the “Company,” “we,” “us” and “our” refer to the business of CarParts.com, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, if any, and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement, if any, and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Overview
We are a leading online provider of aftermarket auto parts, including replacement parts, hard parts, and performance parts and accessories. We principally sell our products to individual consumers through our flagship website at www.carparts.com, our mobile app, and online marketplaces. Our proprietary product database maps our SKUs to product applications based on vehicle makes, models and years. Our corporate website is located at www.carparts.com/investor. The inclusion of our website addresses in this prospectus does not include or incorporate by reference into this prospectus any information on our websites.
With over 30 years of operating history, CarParts.com serves as a one-stop destination for vehicle repair, upgrade, and maintenance needs, delivering a seamless digital shopping experience guided by our mission of “Empowering Drivers Along Their Journey.”
We continue to invest in modern technology, data, and design to power our digital platforms and improve ease of use across channels. In the fall of 2025, we launched Spark, our AI-powered shopping assistant, designed to help customers more easily discover products, navigate fitment, and complete purchases with greater confidence. We believe that we have a significant opportunity to become a preferred destination for automotive repair and maintenance by executing on our evolving strategy, which includes investing in technology, expanding product offerings and customer segments, and enhancing supply chain and logistics capabilities.
To support this strategy, we continue to enhance our fulfillment center footprint and productivity. In June 2024, we opened a new state-of-the-art fulfillment center in Las Vegas, Nevada. This semi-automated facility is designed to improve service levels, support faster delivery to the West Coast, reduce last-mile transportation costs, and expand product availability. With this expansion, we operate four distribution centers across the U.S., totaling over 1 million square feet of fulfillment space.
In tandem, we have refined our eCommerce experience and segmentation strategy to prioritize direct customer relationships and long-term engagement. In 2025, we launched the JC Whitney Performance Hub, featuring branded performance and upgrade products. We are also expanding our assortment in the European vehicle segment, having launched the CarParts Euro hub in early 2025. These strategic initiatives are intended to strengthen brand loyalty and increase customer lifetime value, while positioning CarParts.com as a trusted destination for automotive parts and maintenance support.
Industry-wide trends that support our strategy and future growth include:
1.
Number of SKUs required to serve the market. The number of automotive SKUs has grown dramatically over the last several years. In today’s market, unless the consumer is driving a high volume produced vehicle and needs a simple maintenance item, the part they need is not typically on the shelf at a brick-and-mortar store. We believe our user-friendly flagship website and mobile app provides customers with a favorable alternative to the brick-and-mortar shopping experience by offering a comprehensive selection of approximately 1,869,000 SKUs with detailed product descriptions, attributes and photographs combined with the flexibility of fulfilling orders using both drop-ship and stock-and-ship methods.

2.
U.S. vehicle fleet expanding and aging. The average age of U.S. light vehicles, an indicator of auto parts demand, reached a new record-high of 12.8 years in 2025, according to the U.S. Auto Care Association. We believe an increasing vehicle base and rising average age of vehicles will have a positive impact on overall aftermarket parts demand because older vehicles generally require more repairs. In many cases we believe these older vehicles are driven by Do-It-Yourself car owners who are more likely to handle any necessary repairs themselves rather than taking their car to the professional repair shop.

3.
Growth of online sales. The U.S. Auto Care Association estimated that overall revenue from online sales of auto parts and accessories would reach over $27 billion by 2028. Improved product availability, lower prices and consumers’ growing comfort with digital platforms are driving the shift to online sales. We believe that we are well positioned for the shift to online sales due to our history of being a leading source for aftermarket automotive parts through our flagship website, app, and online marketplaces.

Corporate Information
Our headquarters is located at 4910 Airport Plaza Dr., Suite 300, Long Beach, California 90815, and our telephone number is (424) 702-1455. We maintain a website at https://www.carparts.com. Information on the website is not incorporated by reference and is not a part of this prospectus.
On May 21, 2026, we filed a certificate of amendment (the “Amendment”) to our second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effectuate a reverse stock split of our common stock at a ratio of 1-for-10. The Amendment became effective at 11:59 p.m. ET on May 25, 2026. Our shares of common stock began trading on a split-adjusted basis on The Nasdaq Capital Market commencing upon market open on May 26, 2026.
This prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included herein are the property of their respective owners.
Smaller Reporting Company Status
We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

The Offering
Shares of common stock offered by the
Selling Stockholders
Up to 1,000,000 Shares
Shares of common stock outstanding prior to
this offering
8,058,387 shares.
Terms of the offering
The Selling Stockholders will determine when and how they will sell the common stock offered in this prospectus, as described in the “Plan of Distribution” on page 14.
Use of proceeds
We will not receive any proceeds from the sale of the Shares.
Risk factors
See “Risk Factors” on page 7 for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq symbol
Our common stock is listed on The Nasdaq Capital Market under the symbol “PRTS.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which involve risks and uncertainties. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.”
In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in this prospectus, in any applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.
You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectuses that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed in this section and under the sections titled Risk Factors contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
The sale or availability for sale of the Shares may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.
To the extent that the Selling Stockholders sell shares of our common stock, including the Shares, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.
Future sales and issuances of our common stock or other securities might result in significant dilution and could cause the price of our common stock to decline.
To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
We cannot predict what effect, if any, sales of shares of our common stock in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.

SELECTED FINANCIAL DATA REFLECTING REVERSE STOCK SPLIT
On May 26, 2026, we effected a 1-for-10 Reverse Stock Split of our common stock, pursuant to which every ten shares of our issued and outstanding common stock were converted into one share of common stock. The Reverse Stock Split had no impact on the par value of our common stock or the authorized number of shares of our common stock. The following description summarizes the material terms and provisions of our capital stock after giving effect to the Reverse Stock Split.
The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 5, 2026, as adjusted to reflect the reverse stock split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.
AS REPORTED (in thousands, except per share amounts):

	Fiscal Year Ended
	January 3, 2026	December 28, 2024
Net loss per share:
Numerator:
Net loss allocable to common shares	$(50,443)	$(40,601)
Denominator:
Weighted-average common shares outstanding (basic and diluted)	61,195	57,026
Basic and diluted net loss per share	$(0.82)	$(0.71)
Common shares outstanding at year-end	70,048	57,454

AS ADJUSTED FOR 1-FOR-10 REVERSE STOCK SPLIT (unaudited, in thousands, except per share amounts):

	Fiscal Year Ended
	January 3, 2026	December 28, 2024
Net loss per share:
Numerator:
Net loss allocable to common shares	$(50,443)	$(40,601)
Denominator:
Weighted-average common shares outstanding (basic and diluted)	6,120	5,703
Basic and diluted net loss per share	$(8.24)	$(7.12)
Common shares outstanding at year-end	7,005	5,745

The following selected financial data has been derived from our audited consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2026, as adjusted to reflect the reverse stock split for all periods presented.
AS REPORTED (in thousands, except per share amounts):

	Thirteen Weeks Ended
	April 4, 2026	March 29, 2025
Net loss per share:
Numerator:
Net loss allocable to common shares	$(1,940)	$(15,283)
Denominator:
Weighted-average common shares outstanding (basic and diluted)	68,554	57,343
Basic and diluted net loss per share	$(0.03)	$(0.27)
Common shares outstanding at year-end	80,478

AS ADJUSTED FOR 1-FOR-10 REVERSE STOCK SPLIT (unaudited, in thousands, except per share amounts):

	Thirteen Weeks Ended
	April 4, 2026	March 29, 2025
Net loss per share:
Numerator:
Net loss allocable to common shares	$(1,940)	$(15,283)
Denominator:
Weighted-average common shares outstanding (basic and diluted)	6,855	5,734
Basic and diluted net loss per share	$(0.28)	$(2.67)
Common shares outstanding at year-end	8,048

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of the Shares offered pursuant to this prospectus.
We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, each Selling Stockholder will bear its own broker or similar commissions payable with respect to sales of the Shares.

DESCRIPTION OF THE SECURITIES
The following description summarizes the material terms and provisions of our capital stock. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our second amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and amended and restated bylaws (as amended, the “Amended and Restated Bylaws”), which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our capital stock may also be affected by Delaware law.
General
Our authorized capital stock consists of one hundred million (100,000,000) shares of common stock, $0.001 par value per share, and ten million (10,000,000) shares of preferred stock, $0.001 par value per share.
Common Stock
As of June 4, 2026, there were 8,098,751 shares of common stock outstanding.
Voting Rights
Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval, and do not have cumulative voting rights.
Dividends
Subject to any preferential rights of outstanding preferred stock, holders of our common stock are entitled to share ratably in any dividends declared by our board of directors on the common stock and paid out of funds legally available for such dividends.
Distribution on Dissolution
Subject to any preferential rights of outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in any assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.
Rights and Preferences
Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, our common stock or any other securities convertible into shares of our common stock. There are no redemption rights or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock may be subject to and adversely affected by any series of our preferred stock that we may designate and issue in the future.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Limited. The address of our transfer agent and registrar is 8000 S. Chester Street, Suite 375, Centennial, CO 80112.
Stock Exchange Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “PRTS”.

Anti-Takeover Provisions
Delaware Law. We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. These restrictions do not apply if:
•
before the date that the person became an “interested stockholder,” our board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder”;

•
the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after the date that the person became an “interested stockholder,” the business combination is approved by (i) our board of directors and (ii) authorized at an annual or special meeting of our stockholders by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.”

The statute could have the effect of delaying, deferring, or preventing a change in control.
Bylaw and Certificate of Incorporation Provisions. Our amended and restated bylaws, as amended, provide that special meetings of our stockholders may be called exclusively by a majority of our board of directors or the chairman of our board of directors. Our amended and restated bylaws also include detailed information requirements that must be satisfied in connection with stockholder nominations for directors, with respect to both the relevant stockholder and the director nominee. Our second amended and restated certificate of incorporation (i) provides for a board comprised of three classes of directors with each class serving a staggered three-year term, (ii) authorizes our board of directors to issue preferred stock from time to time, in one or more classes or series, without stockholder approval, (iii) requires the approval of at least two-thirds of the outstanding voting stock to amend certain provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws, as amended, and (iv) does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
Additionally, our amended and restated bylaws, as amended, provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to our company or our stockholders, (iii) any action asserting a claim against our company arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or our amended and restated bylaws, as amended, or (iv) any action asserting a claim against our company governed by the internal affairs doctrine; provided that this choice of forum provision does not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
These and other provisions contained in our second amended and restated certificate of incorporation and amended and restated bylaws, as amended, could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

SELLING STOCKHOLDERS
The Shares being offered by the Selling Stockholders consist of up to 1,000,000 shares of our common stock that were issued in a private placement completed pursuant to the Purchase Agreement described below We are registering the resale of these Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. The Selling Stockholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution”
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock held by such Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by such Selling Stockholder as of June 4, 2026.
The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution” below.
The ownership percentage indicated in the following table is based on 8,098,751 total outstanding shares of our common stock as of June 4, 2026.

	Shares of common stock
	Shares Beneficially Owned Prior to the Offering	Maximum Number of Shares Being	Shares Beneficially Owned After the Offering
Name	Number of Shares	Registered for Resale	Number of Shares	Percentage
Global Force International Limited(1)	250,000	250,000	—	—%
Hong Kong Qingfa Trading Limited(2)	225,000	225,000	—	—%
Summit Flow Capital Limited(3)	25,000	25,000	—	—%
Foxwin Investment Management LLC(4)	500,000	500,000		—%

(1)	The business address of Global Force International Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.
(2)	The business address of Hong Kong Qingfa Trading Limited is Unit B, 17/F Silvercorp Int'l,Tower 707-713 Nathan Rd, Mong Kok, Hong Kong.
(3)	The business address of Summit Flow Capital Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.
(4)	The business address Foxwin Investment Management LLC is 8 The Green Ste B, Dover, DE 19901.
Recent Transactions
March Private Placement
On March 21, 2026, we entered into a Purchase Agreement with the Selling Stockholders (the “Purchasers”) pursuant to which we agreed to issue and sell, in a private placement, an aggregate of 1,000,000 shares of our common stock at a purchase price of $8.00 per share for gross proceeds of $8.0 million. The securities were offered and sold in reliance on exemptions from the registration requirements of the Securities Act, including Section 4(a)(2). We intend to use the net proceeds from the private placement to fund our inventory investments. Under the Purchase Agreement, each Purchaser agreed, for a period of six months from the closing date, not to transfer or hedge the Shares, subject to specified exceptions; prior to any transfer outside those exceptions, we have a five business day right to purchase the applicable Shares on substantially the same terms; and during such lock-up period each Purchaser agreed to vote its shares in the same relative proportions as votes cast by our other stockholders and to be present for quorum purposes. In connection with the private placement, we entered into an Investor Rights Agreement with the Purchasers providing customary resale registration rights and, for so long as the Purchasers and their affiliates collectively maintain at least 10% beneficial ownership, the right to designate one member of our board of directors.
The foregoing summary of the Purchase Agreement and Investor Rights Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement and Investor Rights Agreement which are filed as Exhibits 10.1 and 10.2 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

PLAN OF DISTRIBUTION
The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to be declared effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS
Dorsey & Whitney LLP, Salt Lake City, Utah, will pass upon the validity of the securities offered by this prospectus and any supplement thereto.
EXPERTS
The consolidated financial statements of CarParts.com as of January 3, 2026 and December 28,2024 and for the years then ended incorporated in this Preliminary Prospectus by reference from the CarParts.com Annual Report on Form 10-K for the year ended January 3, 2026, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Preliminary Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we maintain a website that contains information about us at www.carparts.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
•	The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, filed with the SEC on March 5, 2026;
•	the Company’s definitive proxy statement on Schedule 14A filed on March 31, 2026;
•	the Company’s Quarterly Report on Form 10-Q for the quarter ended May 8, 2026;
•	The Company’s Current Report on Form 8-K filed with the SEC on March 25, 2026; May 11, 2026, May 11, 2026 and May 21, 2026; and
•
The description of the Company’s common stock, which is contained in the Registration Statement on Form 8-A as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended January 3, 2026, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus, excluding, in each case, information deemed furnished and not filed.
Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to CarParts.com, Inc., Attn: Investor Relations, 4910 Airport Plaza Dr., Suite 300, Long Beach, California 90815 and our telephone number is (424) 702-1455. You may also access the documents incorporated by reference in this prospectus through our website at www.carparts.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

CarParts.com, Inc.

1,000,000 Shares of Common Stock Offered by the Selling Stockholders
    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$847.25
Accounting fees and expenses	$21,000
Legal fees and expenses	$19,700
Total	$41,547.25

Item 15.	Indemnification of Directors and Officers
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of ours may, and in certain cases must, be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful. Our second amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.
As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of ours or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.
Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.
See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits

Exhibit Number	Exhibit Description
4.1
Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc. as filed with the Delaware Secretary of State on February 14, 2007 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007).

4.2
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc., dated as of July 27, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2020).

4.3
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2026).

4.4
Amended and Restated Bylaws of CarParts.com, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2023).

4.5
Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 2, 2006).

4.6
Certificate of Designation of Series B Junior Participating Preferred Stock, filed with the Secretary of State of the State of Delaware on April 5, 2024. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2024).

4.7
Tax Benefits Preservation Plan, dated as of April 5, 2024, between CarParts.com, Inc. and Computershare Trust Company, N.A., as Rights Agent, together with the following exhibits thereto: Exhibit A - Form of Certificate of Designation of Series B Junior Participating Preferred Stock of CarParts.com, Inc.; Exhibit B - Form of Right Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2024).

4.8
Amendment No. 1 to Tax Benefits Preservation Plan, dated as of April 24, 2024, between CarParts.com, Inc. and Computershare Trust Company, N.A., as rights agent. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2024).

4.9
Amendment No. 2 dated May 11, 2026 to the Tax Benefits Preservation Plan, dated April 5, 2024, by and between CarParts.com, Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2026).

5.1*	Opinion of Counsel.
10.1
Form of Purchase Agreement, dated as of March 21, 2026, by and among CarParts.com, Inc. and the Purchasers thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2026).

10.2
Form of Investor Rights Agreement, dated as of March 21, 2026, by and among CarParts.com, Inc. and the Purchasers thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2026).

23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Counsel (included in Exhibit 5.1).
24.1*	Power of Attorney (included in this Registration Statement under “Signatures”).
107*	Filing Fee Table

*	Filed herewith

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” exhibit to the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on this 8th day of June, 2026.

CarParts.com, Inc.

Date: June 8, 2026	By:	/s/ David Meniane
David Meniane
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Meniane, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David Meniane	Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2026
David Meniane

/s/ Mark DiSiena	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2026
Mark DiSiena

/s/ Warren B. Phelps III	Chairman of the Board	June 8, 2026
Warren B. Phelps III

/s/ Lisa Costa	Director	June 8, 2026
Lisa Costa

/s/ Jay K. Greyson	Director	June 8, 2026
Jay K. Greyson

/s/ Nanxi Liu	Director	June 8, 2026
Nanxi Liu

/s/ Ana Dutra	Director	June 8, 2026
Ana Dutra